AMENDMENT NO. 2
TO SUBSCRIPTION AGREEMENT

Reference is made to that certain Subscription Agreement (the “Agreement”) dated March 27, 2007, by and among Inrob Tech Ltd., a Nevada corporation (the “Company”), and the subscribers identified on the signature page thereof (collectively, the “Subscribers”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

WHEREAS, under the terms of the Agreement, the Company was obligated to register the shares issuable upon conversion of the Notes and exercise of the Warrants; and

WHEREAS, the Company and the Subscribers wish to amend the Agreement to eliminate the registration rights contained therein on the terms set forth herein and to provide for certain other changes to the Transaction Documents.

NOW, THEREFORE, for good and valid consideration, the receipt of which is acknowledged herewith, and the mutual promises contained herein, the Company and the Subscribers hereby agree as follows:

1.	Section 9(n) is hereby amended to read as follows:

“(n) Further Registration Statements. Except for a registration statement in connection with the registration of shares issuable upon exercise of the Prior Warrants or otherwise in connection with the Prior Offering, the Company will not file with the Commission or with state regulatory authorities, any registration statements including but not limited to Forms S-8, or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such Common Stock is registered therein without the consent of the Subscriber until the expiration of the “Exclusion Period”, which shall be defined as the period ending on the date that all the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to Rule 144, without regard to volume limitations. The Exclusion Period will be tolled during the pendency of an Event of Default as defined in the Note.”

2.	Section 9(o) is hereby deleted in its entirety

3.
Notwithstanding anything in the Note to the contrary, interest payable on the Note shall accrue at the rate per annum of 18%. The Interest Rate as increased herein shall be applicable and be deemed to have accrued from the initial date of issuance of the Notes. All interest on the Note shall be payable in arrears on the last day of each calendar quarter. No amortizing payments of outstanding Principal Amount under the Note shall be due or payable until April 1, 2008 after which date, amortizing payments shall be made monthly; provided, however, that at any time prior to such date, a Subscriber may request that the Company issue to it shares of restricted stock in payment in part or in full of the then accrued but unpaid interest at the Conversion Price (as herein defined). All interest payments and amortizing payments of outstanding Principal Amount shall be made in shares of restricted common stock only at seventy-five percent (75%) of the average of the closing bid price of the common stock as reported by Bloomberg L.P. for the Principal Market for the five trading days preceding the date an interest or principal payment, as the case may be, is due (the “Conversion Price”). Assuming compliance with Rule 144 promulgated under the 1933 Act, the Company will take the necessary action to permit the Subscribers to sell the shares so issued to be sold under said rule, including, without limitation, obtaining the requisite legal opinion within five Trading Days after a Subscriber requests such opinion. Whenever payment is required to be made under the Notes and the Company intends to make such payment in shares of common stock in accordance with the terms of this Amendment, the Company shall, no less than 15 days prior to the due date of such payment, notify each Subscriber in writing of its intent to make such payment, specifying the approximate number of shares to be issued to each Subscriber and each Subscriber shall have the right prior to such due date to request from the Company in writing to have such payment deferred until such time as such Subscriber specifies in such request or in a subsequent written communication to the Company.

4.
Sections 11.1 through 11.4 of the Agreement are hereby deleted in their entirety and all references to any registration rights and issues related thereto are hereby eliminated from the Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, a Non-Registration Event shall not be deemed an event of Default under the Notes or any of the other Transaction Documents, and nothing in this Amendment shall be interpreted to constitute a Non-Registration Event.

5.
Liquidated damages accrued through the date of this Amendment as a result of any Non-Registration Event will be due and payable in shares in common stock that will be issued at the Conversion Price on the next date an interest payment under the Notes is due in accordance with the terms of this Amendment. No additional liquidated damages resulting from Non-Registration Events will accrue after the date hereof.

6.
Notwithstanding anything to the contrary stated in the Warrants, (a) payment upon exercise of the Warrants may be made by cashless exercise in accordance with the provisions of the Warrant at any time after the Issue Date, (b) the exercise price of the Class A Warrants and the Class B Warrants is hereby reduced to $0.25 per share and (c) the Expiration Date of the Warrants shall be the sixth anniversary of the Closing Date.

7.	Except as amended herewith, the Agreement and the other Transaction Documents are ratified and confirmed in all respects.

8.	Subscriber hereby consents to the withdrawal of the Company’s Registration Statement on Form SB-2 (SEC File No. 333-142659).

9.
If this Amendment is executed by Subscribers holding in the aggregate less than 100% of the outstanding principal amount of the Notes, by countersigning this Amendment, the Collateral Agent acknowledges receipt of this Amendment, and provided the Company obtains the approval of ,and provided the Company certifies to the Collateral Agent that it has received the approval to, this Amendment from Subscribers constituting the required Majority in Interest of at least 75% of the outstanding principal amount of the Notes (as required under the Collateral Agent Agreement), the Collateral Agent will deem the approval of this Amendment to have been given by a Majority in Interest.

10.	This Amendment may be executed in counterparts, each of which shall be deemed an original agreement, but all of which shall constitute one and the same instrument.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company and the Subscribers have executed this Amendment as of the 18th day of October 2007.

INROB TECH LTD.

By:

Barbara R. Mittman, Collateral Agent

Suibscriber Signature Page to Amendment No. 2 to Subscription Agreement

SUBSCRIBER

Name of Subscriber: ________________________
_________________________________________

Address: _________________________________

_________________________________________

Fax No.: _________________________________

________________________________________
(Signature)
By:

Subscription Amount:

$_____________________